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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

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    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /x/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        ENHANCE FINANCIAL SERVICES GROUP
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                (Name of Registrant as Specified In Its Charter)

                        ENHANCE FINANCIAL SERVICES GROUP
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                  INFORMATION FOR CHASEMELLON PROXY SOLICITORS


PROXY SOLICITORS SHOULD USE INFORMATION SUBSTANTIALLY IN THE FORM OF THE
FOLLOWING:

The Company has asked us to clarify certain information contained in the proxy statement for the 1999 annual meeting of shareholders of the company regarding the present value of employee stock options granted during 1998.

On page 12 of the proxy statement is a table showing the values on the grant date of the options granted to the Company's Chief Executive Officer and the four other most highly compensated executive officers during 1998.

These dollar amounts were based on the widely used Black-Scholes option valuation model. That model takes into account a number of factors, including market price of the stock, strike price of the option, interest rates and dividend yield. A further factor that goes into this model is price volatility. Consistent with prior years' proxy statements, the Company used a number for price volatility based on the daily closing market prices of its common stock during the 90 days preceding the option grant. However, the Company is aware that another, more widely used, time period for measuring volatility is the 360-day time period prior to the option grant. If a 360-day period were used for the volatility measure, the dollar amounts stated in the proxy statement as the value of these stock options on their grant date would be reduced by approximately one third.